Exhibit 10.6

PARTIAL ASSIGNMENT AGREEMENT

This PARTIAL ASSIGNMENT AGREEMENT (this “Agreement”), is made and entered into as of [•], by and between DuPont de Nemours, Inc., a Delaware corporation (“Assignor”), and Qnity Electronics, Inc., a Delaware corporation (“Assignee”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Letter Agreement (as defined below).

WHEREAS, Assignor, Corteva, Inc., a Delaware corporation (“AgCo”), and Dow Inc., a Delaware corporation, entered into that certain Separation and Distribution Agreement on April 1, 2019 (the “DWDP SDA”), pursuant to which Assignor was separated into three separate, publicly traded companies;

WHEREAS, Assignor and AgCo, entered into that certain letter agreement on June 1, 2019 (the “Letter Agreement”), pursuant to which, under Section 4.01 thereof, Assignor agreed not to, and to cause its Subsidiaries not to, directly or indirectly, sell, transfer or otherwise dispose of any business or asset of Assignor and its consolidated Subsidiaries to any Person that is not a Subsidiary of Assignor at such time, including by way of a Spin-Off, unless the Transfer would meet the Indemnification Condition;

WHEREAS, Assignor, AgCo, E. I. du Pont de Nemours and Company, a Delaware corporation, and The Chemours Company, a Delaware corporation, entered into that certain binding memorandum of understanding on January 22, 2021 (the “MOU”), pursuant to which the parties thereto allocated amongst themselves certain funding obligations in respect of Qualified Spend (as defined therein);

WHEREAS, Assignor intends to Transfer, by way of a Spin-Off (the “Electronics Spin-Off”), its Electronics Business (as defined below) to Assignee, including the assumption by Assignee of the SpecCo Relevant Legacy Liabilities (as defined below) and the SpecCo Funding Obligations (as defined below); and

WHEREAS, Assignee desires to accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms, all of the SpecCo Relevant Legacy Liabilities and the SpecCo Funding Obligations.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.	Indemnification Condition.

(a)

Partial Assumption of Legacy Liabilities. Effective immediately prior to the consummation of the Electronics Spin-Off (the “Assumption Effective Time”), Assignee hereby, subject only to the occurrence of the Electronics Spin-Off, irrevocably accepts, assumes (or, as applicable, retains) and agrees to perform, discharge and fulfill, in accordance with their respective terms and Section 4.01(e) of the Letter Agreement, that certain portion of each Legacy Liability of Assignor (the “SpecCo Relevant Legacy Liabilities”) equal to the quotient of (i) the Pro Forma Operating EBITDA attributable to the Electronics Business (measured at the time of the Electronics Spin-Off, but prior to giving effect to the Electronics Spin-Off), divided by (ii) the Pro Forma Operating EBITDA (measured at the time of the Electronics Spin-Off, but prior to giving effect to the Electronics Spin-Off) of Assignor (such quotient, the “Partial Assumption Fraction”).

(b)

Assumption Condition. Effective as of the Assumption Effective Time, in accordance with Section 4.01(f)(iv) of the Letter Agreement, Assignee hereby agrees to comply with the provisions of Section 4.01 of the Letter Agreement from and after the Assumption Effective Time as if it were Assignor, (A) other than the references to SpecCo in the definitions of “Other Party”, “Valuation Expert” and sections (i) and (ii) of “Aggregate Fair Indemnification Value” under the Letter Agreement, and (B) substituting (x) the amount equal to (i) the Indemnification Reduction Quotient for the Electronics Spin-Off, multiplied by (ii) SpecCo’s Minimum EBITDA (measured at the time of the Electronics Spin-Off, prior to giving effect to the Electronics Spin-Off) for the value of Minimum EBITDA and (y) the Legacy Liabilities assumed (or, as applicable, retained) by Assignee in the Electronics Spin-Off for the definition of Legacy Liabilities. Each member of the AgCo Group shall be a third party beneficiary of this Section 1(b).

2.

MOU. Effective immediately as of the Assumption Effective Time, Assignee hereby irrevocably accepts, assumes (or, as applicable, retains) and agrees to perform, discharge and fulfill, in accordance with the MOU, that certain portion of Assignor’s funding obligations under the MOU, including with respect to the funding of the escrow account thereunder (the “SpecCo Funding Obligations”), equal to the Partial Assumption Fraction.

3.

No Modification. The partial assumption of each of the SpecCo Relevant Legacy Liabilities and the SpecCo Funding Obligations made hereunder is made in accordance with the Letter Agreement and the MOU (including, in each case, without limitation, the representations, warranties, covenants, agreements and indemnities contained therein). Nothing contained in this Agreement is intended to or shall be deemed to modify, alter, amend or otherwise change any of the rights or obligations of the parties and their respective Affiliates under the Letter Agreement or the MOU. The representations, warranties, covenants, agreements and indemnities contained in the Letter Agreement and the MOU shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein, where applicable. The parties hereto agree that, in the event of any discrepancy or inconsistency between the terms of this Agreement, on the one hand, and the terms of the DWDP SDA, the Letter Agreement or the MOU, on the other hand, the terms of the DWDP SDA, the Letter Agreement or the MOU, as applicable, shall prevail over the terms of this Agreement, or any document entered into pursuant to this Agreement. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall relieve Assignor of its obligations, as between Assignor and the AgCo Indemnitees, under the DWDP SDA, the Letter Agreement or the MOU. The parties hereto agree that if the Electronics Spin-Off does not occur for any reason, this Agreement, the partial assumption of each of the SpecCo Relevant Legacy Liabilities and the SpecCo Funding Obligations made hereunder, and any other transactions contemplated by this Agreement shall be null and void.

4.

Definitions. For purposes of this Agreement, the “Electronics Business” shall mean the following lines of business (whether covered independently or in association with one or more third parties through a partnership, joint venture or other mutual enterprise), in each case as conducted prior to the Electronics Spin-Off by Assignor, Assignee or any of their respective subsidiaries immediately prior to the Electronics Spin-Off (but after giving effect to the internal reorganization contemplated thereby) (or any of their respective predecessors): Semiconductor Technologies (which, for avoidance of doubt, includes Chemical Mechanical Planarization Technologies (CMPT); Lithography; Chemical Mechanical Planarization (CMP) Slurries; Displays HDM/PI; Organic Light Emitting Diodes (OLEDs); Display Materials; Advanced Clean Technologies; and Kalrez®) and Interconnect Solutions (which, for avoidance of doubt, includes LED Silicones; Metalization and Imaging; Advanced Packaging (APT); Semi Packaging Silicones; Laminates; Films; Laird Performance Materials; and Electronic Polymers).

5.

Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties hereto and their respective successors and permitted transferees and assigns.

6.

Third Party Beneficiaries. Except as provided in Section 1(b), this Agreement is solely for the benefit of, and is only enforceable by, the parties hereto and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever in excess of those existing without reference to this Agreement.

7.

Further Assurances. Assignor or Assignee, as applicable, shall, from time to time, at the request of Assignee or Assignor, as applicable, execute and deliver such other instruments of conveyance and transfer and take such other actions as may be reasonably required to evidence and consummate the transactions contemplated hereby.

8.

Counterparts. This Agreement may be executed and delivered (including by means of electronic transmission, such as by email in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto.

9.

Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.	Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

11.

Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the date first written above.

DUPONT DE NEMOURS, INC.

By:
Name:
Title:

QNITY ELECTRONICS, INC.

By:
Name:
Title:

[Signature Page to Partial Assignment Agreement (Corteva Side Letter)]